SCHEDULE 14C INFORMATION

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

FALCON RIDGE DEVELOPMENT, INC.
(Name of Registrant As Specified In Charter)

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Falcon Ridge Development, Inc.
5111 Juan Tabo Boulevard N.E.
Albuquerque, New Mexico 87111

INFORMATION STATEMENT

AND

NOTICE OF SHAREHOLDER ACTIONS

Dear Shareholders:

The majority shareholders of Falcon Ridge Development, a Nevada corporation, have, under applicable provisions of Nevada corporate law, determined by written consent to take the following corporate actions, effective on October 8, 2006.

1.	To elect three Directors to the Board of Directors;

2.	To amend our Articles of Incorporation to increase our authorized common stock to 50,000,000 from 4,500,000 shares;

3.	To ratify the appointment of Epstein, Weber & Conover, PLC as our certifying public accountants for the fiscal year ending December 31, 2006.

      The majority shareholders own approximately 80.02% of our outstanding common stock. The actions to become effective are described in greater detail in the Information Statement accompanying this notice. We are not asking you for a proxy, and you are requested not to send us a proxy.

      The accompanying Information Statement is for information purposes only and explains the election of Directors, the amendment of our Articles of Incorporation, and the ratification of our appointment of new certifying public accountants. Please read the accompanying Information Statement carefully.

September 18, 2006	By Order of the Board of Directors
Fred M. Montano
Chairman and Chief Executive Officer

FALCON RIDGE DEVELOPMENT, INC.
5111 Juan Tabo Boulevard N.E.
Albuquerque, New Mexico 87111

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send a proxy.

This Information Statement is being mailed on or about September 18, 2006 to all shareholders of record as of the close of business on September 15, 2006.

We are giving our shareholders notice that holders of approximately 80.02% of our outstanding common stock have consented to take the following actions, effective on October 8, 2006:

1.	To elect three Directors to the Board of Directors;

2.	To amend our Articles of Incorporation to increase our authorized common stock to 50,000,000 from 4,500,000 shares;

3.	To ratify the appointment of Epstein, Weber & Conover, PLC as our certifying public accountants for the fiscal year ending December 31, 2006.

More detailed information about these actions (“Actions”) is set out later in this Information Statement, and we urge you to read it carefully.

The close of business on September 15, 2006 has been fixed as the record date for determining shareholders entitled to this Information Statement. The Information Statement is first being sent to shareholders on or about September 18, 2006.

Our board of directors has adopted resolutions authorizing each of the Actions and recommended that the shareholders adopt resolutions approving these actions, which the majority shareholders have done by consent.

As of the close of business on the record date, we had 3,761,203 (post reverse split) shares of common stock outstanding. A reverse split of our common stock, of one share for every 200 shares, was effected at the close of business, Pacific Daylight Time, August 15, 2006. This reverse split changed our authorized common stock from 900,000,000 to 4,500,000, and our outstanding common stock from 752,262,441 to 3,761,203 (after cash payment for fractional interests). The common stock is our only class of securities entitled to vote. Each outstanding share of common stock is entitled to one vote per share. The affirmative consent of the holders of a majority of our outstanding common stock is required to approve each of the actions described above. Shareholders holding approximately 80.02% of our common stock have, under applicable provisions of Nevada corporate law, determined by written consent to take the following corporate actions, effective on October 8, 2006.  Therefore, we are not asking you for a proxy and you are requested not to send us a proxy.

The expenses of mailing this Information Statement will be borne by Falcon Ridge Development, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. We will request that brokerage houses, custodians, nominees and fiduciaries forward this Information Statement to the beneficial owners of our common stock held of record by these persons, and we will reimburse them for their reasonable expenses for doing so.

Security Ownership of Certain Beneficial Owners and Management

As of August 15, 2006, we had 3,761,203 (post reverse split) shares of our $0.001 par value common stock outstanding, 160,000 shares of Series A convertible preferred stock outstanding, and 166,000 shares of Series B convertible preferred stock outstanding. Two shares of Series A convertible preferred stock are convertible at the option of the holder into one (post reverse split) share of common stock. Each share of Series B convertible preferred stock is convertible into common stock on the basis of 75% of the average current bid price of the shares for the preceding 20 days before the notice of conversion. The preferred stock does not pay a dividend, but does have a preference in liquidation. All common stock share amounts are post reverse split amounts.

How many shares do shareholders who have more than 5% of our outstanding common stock own?

The following table sets forth, as of August 15, 2006, the beneficial ownership of common stock by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock:

	Shares of Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class Beneficially Owned
Fred Montano[3]	1,895,370[4]	50.39
Karen Duran[3]	1,647,856[5]	43.81
Falcon Ridge Development LLC[3]	307,441[6]	8.17
New World Development Inc.[7]	225,752[5]	6.00

________________

 1 Includes shares with respect to which the beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1). See specific footnotes.

2 To our knowledge, except where otherwise noted, each person listed has sole voting power of the shares.

3 The address for the shareholder is in care of Falcon Ridge Development, Inc., 5111 Juan Tabo Boulevard N.E., Albuquerque, New Mexico 87111.

4 Mr. Montano expressly disclaims beneficial ownership of a total of 266,592 shares, 112,872 of which are held by Real Estate Services, Inc. (as to which Mr. Montano disclaims a 50% ownership interest) and 153,720 of which are held by Falcon Ridge Development LLC ( as to which Mr. Montano disclaims a 50% interest).

5 Ms. Duran expressly disclaims beneficial ownership of a total of 266,592 shares, 112,872 of which are held by Real Estate Services, Inc. (as to which Ms. Duran disclaims a 50% ownership interest) and 153,720 of which are held by Falcon Ridge Development LLC (as to which Ms. Duran disclaims a 50% interest).

6 These shares are reported also as indirectly beneficially owned by Mr. Montano and Ms. Duran, who own 50% and 50%, respectively, of the interests in Falcon Ridge Development LLC. See footnotes 4 and 5, above.

7 The address for this stockholder is 5901 J, Wyoming Blvd. NE, #307, Albuquerque, New Mexico 87122. The ownership information is based solely upon an amended Schedule 13D filed by the stockholder on January 23, 2006. The sole shareholder of the stockholder is Steve C. Schumann.

How many shares of common stock do the directors and executive officers own?

The following table sets forth, as of August 15, 2006, the beneficial ownership of common stock by each director and person becoming, as a result of the consent of majority shareholders, a director of Falcon Ridge Development, each executive officer, and by all directors and executive officers as a group (see footnotes for explanations).

	Shares of Common Stock
Name & Address of Beneficial Owner	Number of Shares Beneficially Owned[1,2,6]	Percent of Class Beneficially Owned

Fred Montano[3,7,8]	1,895,370[4]	50.39
Karen Duran[3,7]	1,647,856[5]	43.81
Sebastian Ramirez[3,8]	0
Troy Duran[3,8]	0
All directors & executive officers as a group	3,010,042	80.02

________________

 1 Includes shares with respect to which the beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1). See specific footnotes.

2 To our knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.

3 The address of this shareholder is 5111 Juan Tabo Boulevard NE, Albuquerque, New Mexico, 87111

4 Mr. Montano expressly disclaims beneficial ownership of a total of 266,592 shares, 112,872 of which are held by Real Estate Services, Inc. (as to which Mr. Montano disclaims a 50% ownership interest) and 153,720 of which are held by Falcon Ridge Development LLC ( as to which Mr. Montano disclaims a 50% interest).

5 Ms. Duran expressly disclaims beneficial ownership of a total of 266,592 shares, 112,872 of which are held by Real Estate Services, Inc. (as to which Ms. Duran disclaims a 50% ownership interest) and 153,720 of which are held by Falcon Ridge Development LLC (as to which Ms. Duran disclaims a 50% interest).

6 Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named person.

7 This person is one of our executive officers.

8 This person is one of our directors.

We know of no arrangements concerning anyone’s ownership of stock, which may, at a subsequent date, result in a change in control of Falcon Ridge Development.

Change in Control

Did Falcon Ridge Development, Inc. have a change of control during the last fiscal year?

      As previously disclosed in our Current Report on Form 8-K, which was filed with the U.S. Securities and Exchange Commission on May 24, 2005, we completed an acquisition transaction on May 20, 2005. We acquired Sierra Norte, LLC, a New Mexico limited liability company, which became our wholly-owned subsidiary. Sierra Norte, LLC is a land development company in the Albuquerque, New Mexico area.

      As a result of the acquisition, Sierra Norte, LLC will continue as our wholly-owned subsidiary, and the former security holders of Sierra Norte, LLC have acquired a majority of our outstanding shares of common stock, par value $.001 per share. Our president, Mr. Fred Montano, and our chief financial officer, Ms. Karen Duran, together have 80.02% of our outstanding common stock. The reverse acquisition was consummated under Colorado law and pursuant to an Agreement and Plan of Reorganization, dated as of May 20, 2005 (the Acquisition Agreement).

      Pursuant to the Acquisition Agreement, at closing, stockholders of Sierra Norte, LLC received 500,000 (post reverse split) shares of our common stock in exchange for a 100% interest in Sierra Norte, LLC. The consideration issued in the acquisition was determined as a result of arm's-length negotiations between the parties.

      Immediately following the closing, we sold to a group of investors our wholly-owned subsidiary, ColorSpec Technologies, Inc., in exchange for an indemnification by these investors of us from liabilities. The investors assumed historical ColorSpec operations and ColorSpec’s historical liabilities relating to those operations.

  Giving effect to the issuance of these new shares, a total of 686,326 (post reverse split) shares of our common stock was issued and outstanding after the acquisition.

      Pursuant to the Acquisition Agreement, at the closing of the acquisition, our board of directors was decreased by the resignations of Philip Robertson and Gregg Wagner from our board and increased by the appointment of Fred Montano, to serve until the next annual meeting of stockholders. As a result, we had three directors: Mr. Montano, Ms. Brophy, and Ms. Kettl. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, pursuant to the
Acquisition Agreement, the board of directors was increased to five members, and Jerry Apodoca, Sebastian Ramirez, Matthew Milonas, and Troy Duran were appointed to serve as our directors until the next annual meeting of stockholders. In connection with the appointment of these four directors, Janet Brophy and Cynthia Kettl, the sole remaining members of our board of directors before the acquisition, resigned as directors.

      In addition, at the closing of the acquisition, Ms. Janet Brophy resigned as president and chief executive officer and Ms. Kettl resigned as treasurer, although she remained as chief financial officer until after the filing of our Form 10-QSB on June 13, 2005.

      The board of directors appointed Mr. Fred Montano as chairman and chief executive and operating officer, president and treasurer, and Ms. Karen Duran as secretary.

      For a more complete summary of the reverse acquisition transaction, stockholders should refer to our Current Report on Form 8-K, filed on May 24, 2005.

The Board of Directors

What is the structure of the board of directors?

How many directors serve on the board of directors and what are their terms? Falcon Ridge’s bylaws provide for a Board of Directors composed of a minimum of one but not more than nine directors, all of whom are elected annually. The board of directors determines on an annual basis the number of Board positions, and, therefore, the number of nominees to be recommended to the stockholders for election to the board. For the annual term ending October 8, 2006, one director was appointed on May 20, 2005, and four directors were appointed on June 11, 2005. For the annual term commencing October 8, 2006, the board has determined that the board will consist of five directors, and our majority stockholders have consented to the election of three of those directors, effective on October 8, 2006, to hold office until the next annual meeting of stockholders or consent by the majority stockholders, and until their successors have been elected and qualified, or until their death, resignation, or removal. Two positions will remain vacant until appropriate candidates are identified and appointed. Vacancies in the board occurring during a term are filled by persons appointed by a majority of the remaining board members. A director appointed to fill a vacancy or a new directorship created by an increase in the size of the board, serves for the remainder of the term.

How often did the board of directors meet last year? The board of directors held two regular and special meetings during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of committees on which he or she served. In the case of Board meetings, each incumbent director attended at least 85% of meetings. We do not usually hold annual meetings of stockholders because we act by majority stockholder consent instead, so we do not have a policy requiring board members to attend annual meetings.
At the annual meeting of the board of directors, or by consent in lieu of that meeting, the board elects a chairman of the board to preside over meetings of the directors.

Does Falcon Ridge Development indemnify the members of the board of directors? We indemnify our directors to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our bylaws.

Does the board of directors have committees? We do not currently have committees of the board of directors. Instead, the board acts on matters that might otherwise be handled by committee. The current members of the board are Mr. Montano, Mr. Ramirez and Mr. Duran.

Audit Functions. The board as a whole performs audit committee functions. Mr. Ramirez is an independent directors, as defined in NASD Rule 4200(a)(15) (“Independence Rule”), and qualified to serve on an audit committee under the requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”). Mr. Montano and Mr. Duran are not independent as defined by the Independence Rule. We do not have an “audit committee financial expert” consistent with SEC rules. In its audit function, the board oversees the accounting and financial reporting processes and the integrated audit of the consolidated financial statements and an audit of internal control over financial reporting, including (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants, (d) the performance of the independent registered public accountants, and (e) our systems of disclosure controls and procedures, and compliance with ethical standards we have adopted. The board serves as the sole authority to which the independent registered public accountants are accountable, and has the sole authority and responsibility for the appointment (subject to approval by our shareholders), compensation, retention and oversight of the work of the independent registered public accountants, including any non-audit relationship with the independent registered public accountants. The independent registered public accountants report directly to the board and the board is responsible for the resolution of any disagreements between management and the independent registered public accountants regarding financial reporting.

Nominating and compensation functions. We do not have a standing nominating or compensation committee, and we do not have a charter for either committee. The board as a whole acts in lieu of a separate committee. Mr. Ramirez is an independent director, as defined in the Independence Rule. Mr. Montano and Mr. Duran are not independent as defined by the Independence Rule.

For purposes of its nominating function, the board acting as a committee has one independent member, defined in accordance with Rule 4200(a)(15) of the NASDAQ Stock Market. The board does not at this time have a policy covering consideration of director candidates recommended by security holders in light of the fact that 80.02% of outstanding common stock is owned by two individuals. The board will consider such a policy when and if ownership of Falcon Ridge is more diversified. The board considers a candidate’s business acumen and experience, commitment to community affairs, code of ethics, and particular expertise in light of the specific needs of the board, when reviewing the candidate’s qualifications for the board.

How do I communicate with the board of directors? We do not have a formal process for stockholders to send communications to the board, given the limited number of stockholders we have. Stockholders are free to communicate with board members in general and Mr. Montano in particular by sending written communications to our company address or calling our company telephone number.

Who are the directors and executive officers of Falcon Ridge Development?

The following persons are our current directors and executive officers and are those who have consented to serve as directors of Falcon Ridge and will take office, in accordance with the consent decision of the majority stockholders, on October 8, 2006. All were identified and selected by the majority shareholders.

Name	Age	Position
Fred M. Montano		Director, chairman of the board, chief executive officer, president
Karen Y. Duran		Chief financial officer, secretary, treasurer
Troy Duran		Director
Sebastian Ramirez		Director

      Fred Montano, has been our chairman of the board, chief executive officer and president since May 2005. He also was our treasurer from May to June, 2005.
Mr. Montano holds a New Mexico real estate broker’s license. Since the late 1980’s, he has concentrated on identification and acquisition of developable properties, engineering land plans, obtaining entitlements for projects, and managing the construction and sale of finished lots to builders. Until 1997, he performed this service for developers and builders; thereafter, he acted on his own behalf as managing member of Falcon Ridge Development, LLC, a private New Mexico real estate development company. From 1977 to 1989, he acted as a broker in commercial real state sales and management of income producing properties and owned and operated a fee property management company. From 1977 to 1980, he worked as a residential sales agent.

      Karen Duran, has been our secretary since May 2005 and our treasurer and chief financial officer since June 2005. Since 1997, she has been an owner of Falcon Ridge Development, LLC. Before that, she did real estate development on behalf of client home builders. She is a licensed New Mexico real estate broker. Ms. Duran is the mother of Troy Duran, a director of Falcon Ridge.

      Troy Duran, has been a director since June 2005. Mr. Duran is a communications and marketing specialist, with more than 23 years experience in broadcast advertising. He has owned a radio production company, specializing in imaging and voice-over work, since 2002. From 2000 to 2002, he was the production director for KMOX, news talk radio in St. Louis, Missouri. Mr. Duran is the son of Ms. Duran, our secretary, treasurer and chief financial officer.

      Sebastian Ramirez, has been a director since June 2005. Since 1999, he has been president of Sebastian R. Ramirez Advisors, a consulting firm specializing in market research and analysis, market development, and strategic planning. Since 2004, he has also been a partner in Cascade Design and Development, a company offering professional architectural, engineering, and planning services to public and private sectors in New Mexico. From 1993 to 1998, he was president of Rampar Development Corporation, a diversified firm offering full service engineering, land development, and financial planning services to public and private sector clients in New Mexico. From 1996 to 2001, Mr. Ramirez served on the board of trustees of the University of New Mexico. From 1991 to 1993, he served on the New Mexico Quincentenary Commission. From 1991 to 1992, he was on the advisory committee of the New Mexico Border Development Authority. Mr. Ramirez holds a bachelor of arts in political science from the University of New Mexico, and has done post-graduate work on a master’s degree from that same institution.

      Mr. Montano, Mr. Duran and Mr. Ramirez will continue as directors of the company. Mr. Apodaca will not continue as a director because he has retired effective August 6, 2006. He has not resigned or declined to stand for re-election because of any disagreement with Falcon Ridge. A former director, Mr. Matthew Milonas, resigned on February 23, 2006, due to a disagreement with the direction of the company. Please refer to our Form 8-K, filed on March 1, 2006, for further information.

Does Falcon Ridge Development have significant employees?

      We do not have any significant employees other than our executive officers.

Reportable Transactions

During the last fiscal year, has any director, officer, nominee for director, or shareholder identified in the ownership of Falcon Ridge Development common stock section, or any of their immediate family members, been involved in any transaction in which we or any of our subsidiaries was involved, or may be involved in the future, which exceeded $60,000?

      On May 20, 2005, we completed an acquisition transaction. We acquired Sierra Norte, LLC, a New Mexico limited liability company, which became our wholly-owned subsidiary. Sierra Norte, LLC is a land development company in the Albuquerque, New Mexico area. Our president and director, Mr. Fred Montano, and our secretary/treasurer, Ms. Karen Duran, members of Sierra Norte, LLC, received, respectively, 165,000 (post reverse split) and 135,000 (post reverse split) shares of our common stock as a result of the acquisition. Please see the discussion under “Change of Control,” above. Mr. Troy Duran, one of our directors, is the son of Ms. Karen Duran. He did not receive shares in the acquisition transaction.

On July 6, 2005, we acquired 100% of the ownership of Spanish Trails, LLC, a New Mexico limited liability company. In exchange for that ownership, we issued 3,074,410 (post reverse split) shares of our common stock, 1,197,186 of which were issued to our president and a director, Fred Montano, and 979,671 of which were issued to our secretary, treasurer and chief financial officer, Karen Duran. Mr. Troy Duran, one of our directors, is the son of Ms. Karen Duran. He did not receive shares in the transaction.

On June 1, 2005, Karen Duran, our secretary, treasurer and chief financial officer, loaned our subsidiary, Sierra Norte LLC, $200,000. The loan carries interest at a rate of 8.5% per year. The current principal is $191,000. The loan is repayable in annual installments of $17,000. Unpaid principal will accrue interest at a rate of 12% annually until paid. The purpose of the loan was to provide working capital for the company. The promissory note evidencing the debt provides that the following events will constitute a default: (1) failure of the borrower to pay the principal and any accrued interest, (2) filing of bankruptcy proceedings involving the borrower as a debtor, (3) application for appointment of a receiver for the borrower, (4) making a general assignment for the benefit of the borrower’s creditors, (5) the insolvency of borrower, (6) a misrepresentation by the borrower to the lender for the purpose of obtaining or extending credit, or (7) death of the lender.

On June 19, 2005, Karen Duran, our secretary, treasurer and chief financial officer, loaned our subsidiary, Sierra Norte LLC, $66,000. The loan carried interest at a rate of 8.5% per year. The loan was repaid in 2005.

On May 20, 2005, Karen Duran, our secretary, treasurer and chief financial officer, loaned our subsidiary, Sierra Norte LLC, $150,000. The loan carries interest at a rate of 8.5% per year. The principal of $150,000 and interest are due and payable on May 25, 2007. The unpaid principal after the due date accrues interest at a rate of 12% annually until paid. The purpose of the loan was to provide working capital for the company. The promissory note evidencing the debt provides that the following events will constitute a default: (1) failure of the borrower to pay the principal and any accrued interest, (2) filing of bankruptcy proceedings involving the borrower as a debtor, (3) application for appointment of a receiver for the borrower, (4) making a general assignment for the benefit of the borrower’s creditors, (5) the insolvency of borrower, (6) a misrepresentation by the borrower to the lender for the purpose of obtaining or extending credit, or (7) death of the lender.

Falcon Ridge Development, LLC, 50% of which is beneficially owned by our president and chief executive officer, Fred Montano, and 50% of which is beneficially owned by our secretary, treasurer and chief financial officer, Karen Duran, loans us working capital. At December 31, 2005, the outstanding advances totaled $731,060. At June 30, 2006, the outstanding advances totaled $628,099. The advances are, and any future advances are expected to be, unsecured and all are expected to carry an interest rate which has not yet been determined. We expect to repay advances when we have available capital to do so.

Each of Mr. Montano and Ms. Duran may be deemed to be a “parent” of Falcon Ridge Development, Inc. because of their ownership of 50.39% and 43.81%, respectively, of the outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Did the directors and executive officers file all of their required Section 16(a) beneficial ownership reports with the SEC on time?

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons owning more than ten percent of the outstanding common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments to them furnished to us during our most recent fiscal year, and Forms 5 and amendments to them furnished to us with respect to our most recent fiscal year, we report that none of our current officers or directors made timely Form 3 or 4 filings. Messrs. Montano, Duran, Apodaca, and Ramirez, and Ms. Duran, each filed a late Form 3. Mr. Montano and Ms. Duran each filed a late Form 4. Mr. Milonas, a former director, did not make a timely Form 3 filing. Mr. Robertson, a former director, did not make either a Form 3 or Form 4 filing for the last fiscal year. Ms. Kettl, a former officer and director, did not make a timely Form 5 filing for the last fiscal year. Steve Schumann, a former holder of more than 10% of our outstanding common stock, failed to timely file his Form 3 and a subsequent Form 4.

Compensation of Directors and Executive Officers

How much did our directors and executive officers get paid?

How much are directors paid? We do not compensate directors for their service as directors. We do, however, reimburse travel, hotel, and related expenses for attendance at meetings of the board of directors.

How much do we pay our executive officers? The following table sets forth information regarding the compensation we paid to our chief executive officer for the years indicated. None of our named executive officers was paid $100,000 or more for services rendered in all capacities for the years indicated.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)
Fred M. Montano Chairman, CEO, President	2005	24,000	--	--	--	--	--	--
	2004	8,000	--	--	--	--	--	--
	2003	0	--	--	--	--	--	--

Amendment of Articles of Incorporation
To Increase the Number of Authorized Shares of Common Stock

Our majority shareholders have consented, effective October 8, 2006, to amend Article Fourth of our Articles of Incorporation to increase our authorized $0.001 par value common stock to 50,000,000 from 4,500,000 (post reverse-split). The relative rights and limitations of the common stock would remain unchanged under the amendment. The common stock does not have preemptive rights.

Until the close of business on August 15, 2006, we had authorized common stock of 900,000,000. At the close of business on August 15, 2006, we effected a reverse split of our authorized common stock and our outstanding common stock of one share for 200 shares. As a result, our authorized capital was decreased to 4,500,000 shares, of which 3,761,203 are currently issued and outstanding. Of that number, 163,000 are reserved for future issuance upon conversion of our outstanding convertible preferred stock, leaving a balance of 575,688 shares unissued and unreserved.

The additional authorized common stock could be issued at the discretion of the board of directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with efforts to raise additional capital for us and our subsidiaries, stock award plans, acquisitions, and other corporate purposes.

Depending upon the nature and terms of issuance of the additional shares of common stock which the amendment will authorize, the issuance could, under certain circumstances, render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of our outstanding shares, thereby diluting the interest of a party seeking to take over the company.

Our Articles of Incorporation do not provide for cumulative voting. As a result, in order to be assured of representation on our board of directors, a shareholder must control the votes of a majority of shares present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires a person seeking a takeover to acquire a substantially greater number of shares to ensure representation on the board of directors than would be the case were cumulative voting available.

Except as we have explained above, we are not aware of any provisions of our Articles of Incorporation or Bylaws which have an anti-takeover effect.

Ratification of Independent Public Accountants

      Our directors have selected Epstein, Weber & Conover, PLC, Phoenix, Arizona, as our independent registered public accountants for the fiscal year ending December 31, 2006. Epstein, Weber & Conover, PLC has no direct interest in our company and has had no such interest during the past fiscal year. Our majority shareholders have ratified the selection by consent, effective on October 8, 2006.

Our independent registered public accountants for the fiscal year ended December 31, 2005 were Cordovano and Honeck LLP, Englewood, Colorado.

Because we are not holding an annual meeting of shareholders, representatives of these two firms will not be present at a shareholders’ meeting, will not have an opportunity to make a statement if they desire to do so, and will not be available to respond to appropriate questions.

On May 9, 2006, our board of directors approved the appointment of, and we engaged, Epstein, Weber & Conover, PLC to replace Cordovano and Honeck, LLP as our independent auditors for our fiscal year 2006.

Our agreement with our prior independent auditors, Cordovano and Honeck, LLP, expired and they were dismissed on May 15, 2006. Cordovano and Honeck, LLP rendered an opinion on our audit for our fiscal years 2005 and 2004.

There were no disagreements between us and Cordovano and Honeck, LLP with respect to our accounting principals or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former certifying accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. The opinion of Cordovano and Honeck, LLP for the fiscal year ended 2005 is unqualified and their report for fiscal year ended 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Cordovano and Honeck, LLP to respond fully to inquiries of Epstein Weber & Conover,PLC concerning our financial statements.

The following is the letter sent to the SEC by Cordovano and Honeck, LLP:

“May 18, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Falcon Ridge Development, Inc.
EIN: 84-1461919

Commissioners:

We were previously the principal accountants for Falcon Ridge Development, Inc., and we reported on the financial statements of Falcon Ridge Development, Inc. as of December 31, 2005 and 2004, and for the two years then ended. We have not provided any audit services to Falcon Ridge Development, Inc. since the audit of the December 31, 2005 financial statements. On May 15, 2006, we were dismissed as principal accountants. We have read Falcon Ridge Development, Inc.'s statements which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K/A. We agree with the statements concerning our Firm in Item 4 of the Form 8-K/A. We have no basis on which to agree or disagree with other statements made in the Form 8-K.

Very truly yours,

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP”

Fees. Our independent registered public accountants billed us the following fees for each of the last two fiscal years for professional services they rendered to us:

Type of Service	2005	%	2004	%
Audit fees	$20,000	100%	$40,091	100%
Total fees	$20,000	100%	$40,091	100%

Audit Fees. Audit fees are comprised of fees billed in connection with the audit of our consolidated financial statements included in Form 10-KSB and the review of our unaudited interim condensed consolidated financial statements included in Form 10-QSB.

Other Fees. Our independent registered public accountants did not perform any services for us other than those included in Audit Fees, and we had no audit related fees, tax fees, or other fees during the fiscal years ended December 31, 2005 and 2004.

Our board of directors, acting in lieu of an audit committee, preapproved the selection of our independent public accountants to render audit and review sevices.

Availability of Form 10-KSB

Our annual report on Form 10-KSB for our fiscal year ended December 31, 2005, and our quarterly reports on Form 10-QSB for the fiscal quarters ended March 31 and June 30, 2006, are available for reference on the SEC’s website, at www.sec.gov.

      The above Information Statement and Notice of Shareholder Actions is sent by order of the board of directors.

      Fred M. Montano
      Chairman and Chief Executive Officer